SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2002

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

Oakland, CA 94612 (Address of principal executive offices and zip code) Registrant’s telephone number, including area code: (510) 444-3500

Item 5.   Other Events.

On June 4, 2002, Robert C. Bowen joined Scientific Learning as its new Chief Executive Officer and Chairman of the Board and was elected a member of the Board of Directors. Mr. Bowen’s Employment Agreement and the related CEO Option Plan and Voting Agreement are included as Exhibits to this filing.

Item 7.   Exhibits.

99.1	Employment Agreement dated as of May 31, 2002 by and between Scientific Learning Corporation and Robert C. Bowen

99.2	2002 CEO Option Plan.

99.3	Voting Agreement by and among Warburg Pincus Ventures, Carleton Holstrom, the Holstrom Family Partnership, Paula A. Tallal and the Colleen Osborne 1998 Irrevocable Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 7, 2002	SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Jane A. Freeman Chief Financial Officer

INDEX TO EXHIBITS

99.1	Employment Agreement dated as of May 31, 2002 by and between Scientific Learning Corporation and Robert C. Bowen

99.2	2002 CEO Option Plan.

99.3	Voting Agreement by and among Warburg Pincus Ventures, Carleton Holstrom, the Holstrom Family Partnership, Paula A. Tallal and the Colleen Osborne 1998 Irrevocable Trust